       As Filed with the Securities and Exchange Commission on June 28, 1996
            -----------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                               -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          REGENCY HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)
  Delaware                                                       33-0210226
State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                             Identification No.)

2742 Dow Avenue
Tustin, California                                            92780-7245
(Address of principal executive offices)                       (zip code)

               Regency Health Services, Inc. Directors Stock Plan
                            (Full Title of the Plan)


                                 David A. Grant
                    Senior Vice President and General Counsel
                          Regency Health Services, Inc.
                                 2742 Dow Avenue
                          Tustin, California 92780-7245
                     (Name and address of agent for service)
                                    714-544-4443
             (Telephone number, including area code, of agent for service)


                                 With a copy to:
                            Moshe J. Kupietzky, Esq.
                                 Sidley & Austin
                              555 West Fifth Street
                          Los Angeles, California 90013
                                  (213) 896-6000

               Approximate  date of  commencement of proposed sale
               to  the   public:   from  time  to  time   after  the
                     Registration Statement becomes effective.
                                   ----------------

                         CALCULATION OF REGISTRATION FEE
======================== ====================== ====================== ===================== ======================
                                                     Proposed               Proposed
      Title of                                        maximum               maximum
     securities                Amount                offering              aggregate              Amount of
        to be                   to be                price per              offering            registration
     Registered              registered             share(1)(2)             price(2)                 fee
======================== ====================== ====================== ===================== ======================
    Common Stock,            200,000(3)              $10.5625              $2,112,500              $726.70
 par value $.01 per
       share)
======================== ====================== ====================== ===================== ======================

(1) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of common stock of Regency Health Services, Inc. ("Common Stock") on the New York Stock Exchange on June 24, 1996.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Plus additional shares of Common Stock as may be issuable pursuant to the antidilution provisions of the above-referenced plan.

===============================================================================
================================================================================
PROSPECTUS

                             120,000 Shares

                           REGENCY HEALTH SERVICES, INC.
                                 Common Shares
                                 ------------


         This Prospectus has been prepared by Regency Health Services, Inc., a Delaware corporation (the "Company") for use upon resale of shares of common stock, par value $.01 per share (the "Common Stock"), by certain selling stockholders, some of whom may be "Affiliates" in the Company under Rule 405 of the Securities Act of 1933, as amended (the "Securities Act") who have acquired or may acquire shares of Common Stock upon exercise of options (the "Options") granted by the Company under the Regency Health Services, Inc. Directors Stock Plan (the "Plan"). The maximum number of shares of Common Stock which may be offered or sold hereunder is subject to adjustment in the event of stock splits, dividends, recapitalizations and other similar changes affecting the Common Stock. Other than the proceeds received by the Company from the exercise of the Options, the Company will not receive any proceeds from the sale of the shares of Common Stock offered hereby. The holders of the 120,000 shares of Common Stock covered in this Prospectus intend to sell the shares offered hereby from time to time for their own respective accounts in the open market at the prices prevailing therein or in individually negotiated transactions at such prices as may be agreed upon. Each such holder will bear all expenses with respect to the offering of shares of Common Stock by him except the costs associated with preparing and printing this Prospectus. See "Plan of Distribution." The Common Stock of the Company is traded on the New York Stock Exchange.

         See "Risk Factors" beginning on page 5 for a discussion of certain factors that should be considered by prospective investors in evaluating an investment in the Common Stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
                    EXCHANGE COMMISSION OR ANY STATE
    SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
               ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                      REPRESENTATION TO THE CONTRARY
                           IS A CRIMINAL OFFENSE.




The date of this Prospectus is June 28, 1996

         The Company is incorporated in the State of Delaware. Its principal executive offices are located at 2742 Dow Avenue, Tustin, California 92780-7245 and its telephone number is (714) 544-4443.

         No person is authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer of any securities in any jurisdiction to any person where such an offer would be unlawful.

                           AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities  Exchange  Act of 1934,  as  amended  (the  "Exchange  Act"),  and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10007 and Northwestern Atrium Center, 500 Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois, at prescribed rates and from the Web site maintained by the Commission at (http://www.sec.gov). The Company's Common Stock is listed on the New York Stock Exchange and such reports, proxy statements, and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Public Reference Section, 20 Broad Street, New York, New York. Statements contained in this Prospectus as to the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company with the Commission under the Securities Act and the Exchange Act are incorporated by reference in this Prospectus:

1.   Annual Report on Form 10-K for the year ended December 31, 1995;

2.   Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

3. Amendment to Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1996;

4.   Current Report on Form 8-K dated February 1, 1996;

5.   Amendment to Current Report on Form 8-K/A dated February 1, 1996; and

6. The description of the common stock, par value $.01 par share, set forth in the section entitled "Description of Regency Securities" in the Company's Registration Statement on Form S-4 filed with the Commission on March 4, 1994 (File No. 33-52497), including any amendment or report filed for the purpose of updating such information.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates those documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of that person, a copy of any or all of the documents which have been or may be incorporated by reference in this Prospectus (other than certain exhibits to those documents). Requests should be directed to Regency Health Services, Inc., 2742 Dow Avenue, Tustin, California 92780-7245, Attention: David A. Grant (telephone 714-544-4443).

     THE COMPANY Regency Health Services, Inc. is one of the largest post-acute care providers in the United States, with operations in 14 states. The Company provides a broad continuum of post-acute care through in-patient services such as subacute care, skilled nursing care, intermediate care and residential care, together with ancillary services such as rehabilitation, home healthcare and pharmacy services.

     The Company provides in-patient care in 112 facilities with an aggregate of 11,541 licensed beds. In addition, the Company provides contract rehabilitation services, including physical, speech, occupational and audiology therapy in 133 Company-owned and non-affiliated facilities with approximately 14,600 beds in 14 states. The Company also provides pharmacy services in three states to 131 Company-owned and non-affiliated healthcare facilities with over 12,000 beds. To augment the continuum of care provided, the Company offers home healthcare services in 29 locations in California and Ohio.

RISK FACTORS

     In addition to the other information contained or incorporated by reference in this Prospectus, prospective purchasers of the Common Stock should give careful consideration to the specific factors set forth below.

     Dependence on Reimbursement from Medicare and Medicaid. The Company's business is dependent upon its ability to obtain and maintain reimbursement from Medicare and Medicaid. The Company derives a significant percentage of its net operating revenue from Medicaid (known as Medi-Cal in California); and Medicare. In addition, a substantial portion of ancillary services that are provided by the Company to both Company-owned and non-affiliated facilities are ultimately reimbursed by Medicare and Medicaid. However, the revenue derived from these services is not classified as Medicare or Medicaid since the facilities served are billed directly and are subsequently reimbursed by these programs. Charges to non-affiliates, though not directly regulated, are effectively limited by regulatory reimbursement policies imposed on the in-patient facilities whose patients receive these therapy services, as well as competitive market factors. These government-sponsored healthcare programs are highly regulated and are subject to budgetary and other constraints. In addition, these government programs have instituted cost-containment measures designed to limit payments made to healthcare providers. Furthermore, government reimbursement programs are subject to statutory and regulatory changes, administrative rulings and interpretations, determinations of intermediaries, government funding restrictions and retroactive reimbursement adjustments, all of which could materially increase or decrease the services covered by such programs, the rates paid to healthcare providers for their services, or the eligibility of providers to receive reimbursement. In addition, there can be no assurance that the Company's facilities and the provision of services by the Company in the future will continue to meet the requirements for participation in Medicare or Medicaid programs as presently enacted or as they may be changed.

     In addition, the Company's cash flow could be adversely affected by periodic government program funding delays, shortfalls or other difficulties, such as that which occurred in 1995 when the State of California failed to adopt a new budget prior to the end of the 1994-1995 fiscal year. As a result, Medi-Cal delayed reimbursement payments for several weeks. Medi-Cal also delayed payments and rate increases for several weeks in 1990 and 1991. In addition, in 1992, as a result of the failure by the State of California to adopt a budget prior to the end of the 1991-1992 fiscal year, Medi-Cal reimbursed providers with registered warrants, which many banks refused to redeem at face value. There can be no assurance that the Company will be able to mitigate the effects of any future funding delays.

     Substantial Leverage. The Company has a significant amount of outstanding indebtedness. In the event that the Company's cash flow and working capital are not sufficient to fund the Company's expenditures and to service its indebtedness, the Company would be required to raise additional funds through the sale of equity securities, the refinancing of all or part of its indebtedness, the incurrence of additional permitted Indebtedness, or the sale of assets. There can be no assurance that any of these sources of funds would be available in amounts sufficient for the Company to meet its obligations.

     The Company's credit facility and the indentures pursuant to which the Company has issued senior subordinated notes and subordinated notes include, and subsequent indebtedness or working capital facilities may include covenants prohibiting or limiting, among other things, the sale of assets, the making of acquisitions and other investments, capital expenditures, stock repurchases, repurchases or redemptions of subordinated debt, the incurrence of additional debt and liens and the payment of dividends, in addition to a number of financial covenants. The Company's ability to comply with these terms (including its ability to comply with such covenants), to make cash payments with respect to its indebtedness and to otherwise satisfy its debt obligations will depend on the future performance of the Company. The Company's failure to comply with any of these covenants could result in an event of default under its indebtedness which in turn could have a material adverse effect on the Company. In the event the Company incurs additional indebtedness for acquisitions or purposes other than repayment of indebtedness, the Company may become more vulnerable to, and have less flexibility in satisfying its obligations in the event of a decline in the Company's revenues (which could result from, among other factors, increased competition, adverse regulatory developments or an economic downturn). The Company's high degree of leverage may impair its ability to obtain financing in the future for acquisitions, capital expenditures or other purposes. Risk of Adverse Effect of Healthcare Reform. In the recently enacted federal budget deficit reduction bill, various reimbursement rules and regulations were adopted by the federal government that pertain to the Company. There have been (and the Company expects that there will continue to be) a number of other proposals to limit Medicare and Medicaid reimbursement for healthcare services. The Company cannot predict at this time whether any of these types of proposals will be adopted or, if adopted and implemented, what effect such proposals would have on the Company. There can be no assurance that currently proposed or future healthcare legislation or other changes in the administration or interpretation of those programs will not have an adverse effect on the Company, or that payments under governmental programs will remain at levels comparable to present levels or will be sufficient to cover the cost allocable to patients eligible for reimbursement pursuant to such programs. Concern about the potential effects of the proposed reform measures has contributed to the volatility of the prices of securities of companies in healthcare and related fields.

     Government Regulation. The in-patient healthcare industry is subject to extensive federal, state and local licensure and certification laws. In-patient facilities and home healthcare agencies are often subject to certificate of need requirements, the effect of which is to significantly limit internal growth, and are also subject to annual and routine interim inspections to monitor compliance with government regulations. Certain laws establish minimum healthcare standards and provide for significant remedies or non-compliance including fines, new patient admission moratoriums, federal or state monitoring of operations, and closure of facilities. Changes in applicable laws and regulations or new interpretations of existing laws and regulations could have a material adverse effect on licensure, eligibility for participation, permissible activities, operating costs or the levels of reimbursement from governmental, private and other sources. There can be no assurance that regulatory authorities will not adopt changes or interpretations that could adversely affect the Company. The failure to maintain or renew any required regulatory approvals or licenses could prevent the Company from offering existing services or from obtaining reimbursement. In certain circumstances, failure of compliance at one facility may affect the ability of the Company to obtain or maintain licenses or approvals under Medicare and Medicaid programs at other facilities.

     Recently effective provisions of the regulations adopted under the Omnibus Budget Reconciliation Act of 1987 ("OBRA") have expanded remedies available to the Health Care Financing Administration ("HCFA") to enforce compliance with the detailed regulations mandating minimum healthcare standards, and may significantly affect the consequences to the Company if annual or other HCFA facility surveys disclose noncompliance with these regulations. Remedies include fines, new patient admission moratoriums, denial of reimbursement, federal or state monitoring of operations, closure of facilities and termination of provider reimbursement agreements.

     The Company is also subject to federal and state laws that govern financial and other arrangements between healthcare providers. These laws often prohibit certain direct and indirect payments or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. These laws include 3. the federal "Stark legislations" which prohibit, with limited exceptions, physician ownership of ancillary service providers, and 4. the federal "anti-kickback law" which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare and Medicaid patients. In addition, some states restrict certain business relationships between physicians and other providers of healthcare services. Many states prohibit business corporations from providing, or holding themselves out as a provider of, medical care. Possible sanctions for violation of any of these restrictions or prohibitions include loss of licensure or eligibility to participate in reimbursement programs and civil and criminal penalties. These laws vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies. From time to time the Company has sought guidance as to the interpretation of these laws; however, there can be no assurance that such laws will ultimately be interpreted in a manner consistent with the practices of the Company.

     The Company is unable to predict the future course of federal, state and local regulation or legislation, including Medicare, Medicaid and Medi-Cal statutes and regulations. Further changes in the regulatory framework could have a material adverse effect on the Company's operations.

     Related Party Transactions. Medicare regulations that apply to transactions between related parties, such as between subsidiaries of the Company, determine in part the amount of Medicare reimbursement the Company is entitled to receive for contract rehabilitation therapy and pharmacy services that it provides to Company-operated facilities. These regulations generally require that, amount other things, 5. the Company's rehabilitation therapy and pharmacy subsidiaries must each be a bona fide separate organization; 6. a substantial part of the contract rehabilitation therapy services or pharmacy services, as the case may be, of the relevant subsidiary must be transacted with non-affiliated entities, and there must be an open, competitive market for the relevant services; 7. contract rehabilitation therapy services and pharmacy services, as the case may be, are services that commonly are obtain by in-patient facilities from other organizations and are not a basic element of patient care ordinarily furnished directly to patients by such facilities; and 8. the prices charged to the Company's in-patient facilities by its contract rehabilitation therapy operations subsidiary and pharmacy operations subsidiaries are consistent with the charges for such services in the open market and no more than the prices charged by its contract rehabilitation therapy operations subsidiary and pharmacy operations subsidiaries under comparable circumstances to non-affiliated in-patient facilities. The Company believes that each of the foregoing requirements is currently being satisfied with respect to both its contract rehabilitation therapy and pharmacy subsidiaries. Consequently, the Company has claimed and received reimbursement under Medicare for contract rehabilitation therapy services (since the acquisition of SCRS in July 1995) and pharmacy services (beginning in January 1996) provided to patients in its own facilities at a higher rate than if it did not satisfy these requirements. If the Company is unable to satisfy these regulations in the future, the reimbursement the Company receives for contract rehabilitation therapy and pharmacy services provided to its own facilities would be materially adversely affected. If, upon audit by relevant reimbursement agencies, such agencies find that the requirements of any of these regulations has not been satisfied and if, after appeal, such findings are sustained, the Company could be required to refund some or all of the difference between its cost of providing these services and the higher amount actually received. While the Company believes that it has satisfied and will continue to satisfy these regulations, there can be no assurance that its position would prevail if contested by relevant reimbursement agencies.

     Dependence on California. The Company's billings to Medi-Cal represent a significant portion of net operating revenue. California has a less generous and more heavily regulated healthcare reimbursement system, that typically provides for lower reimbursement rates, than do a majority of other states, and historically has enforced its regulations more strictly than most other jurisdictions. In addition, California has a higher applicable minimum wage and higher workers' compensation costs than most other states. The Company may be materially and adversely affected by the failure of Medi-Cal reimbursement rates to increase in proportion to cost increases, by any reduction in the levels of reimbursement, or by healthcare reform measures that substantially increase its operating costs. Further, there have been, and there are likely to continue to be, strong legislative pressures to avoid increases in Medi-Cal reimbursement levels and to impose reductions in such payments. The budget adopted by the State of California for the 1995-1996 fiscal year (which commenced July 1, 1995 and ends June 30, 1996) included no increase or decrease in Medi-Cal reimbursement rates.

     Expansion Risk. The Company intends to pursue a strategy of growth through strategic acquisitions. This growth is likely to increase the operating complexity of the Company, as well as the level of responsibility for both existing and new management personnel. In addition, there can be no assurance that the Company will find suitable acquisition candidates.

     The Company's growth strategy includes the selective acquisition of both new facilities as well as other service providers. The Company incurs certain costs and operating inefficiencies in connection with the acquisition of a new facility relating to the integration of such facility's financial and administrative system, physical plant and other aspects of its operations into those of the Company. In addition, the introduction of a substantial portion of the Company's ancillary services to a new facility may take as long as twelve months to fully implement. There can be no assurance that each of the service providers the Company may acquire will be profitable following such acquisition. The acquisition of a service provider that is not profitable, or the acquisition of new facilities that result in significant integration costs and inefficiencies, could adversely affect the Company's profitability. The Company expects to finance new acquisitions from a combination of the cash on hand, funds from operations and borrowings under its credit facility. Depending on the number, size and timing of such transactions, the Company may in the future require additional financing in order to continue to make acquisitions. There is no assurance that such additional financing, if any, will be available to the Company on acceptable terms. In addition, certain of the Company's financing arrangements include limitations on the Company's ability to incur additional indebtedness.

     Uncertainty of Litigation. The Company is from time to time sued by or on behalf of patients at one or more of its facilities or to whom healthcare services were provided seeking to recover for injuries sustained as a result of alleged errors and omissions. Often these suits also allege that the injuries resulted from intentional actions or omissions of healthcare personnel for whom the Company is asserted to have legal responsibility, and consequently seek awards of punitive damages. The Company also is from time to time sued by persons claiming that their employment by the Company was improperly terminated, that they were denied employment or promotions because of their race, creed, religion, gender, ethnic origin or sexual orientation, or that they suffered other tortious conduct, which suits seek awards of compensatory, incidental and punitive damages. Although the Company maintains insurance for its professional errors and omissions, it is not insured for damages sustained as a result of wrongful termination or intentional torts, nor for punitive damages. The Company's financial condition and results of operations could be adversely affected by a significant award of damages that is not covered by insurance. However, the Company is not aware of any pending litigation for which it has not established an appropriate reserve or for which, in the Company's opinion it does not have valid legal defenses.

     Control by Stockholder Groups and Officers and Directors. Based on their filings on Schedule 13D, two stockholder groups reported beneficial ownership of approximately 21% and 7%, on a primary basis, respectively, of the Common Stock, and the officers and directors of the Company have reported beneficial ownership of approximately 9%, on a primary basis, of the Common Stock. As a result of such holdings, these stockholder groups and the Company's officers and directors have the ability to exert significant influence over the outcome of all matters submitted to the Company's stockholders for approval, including the election of directors.

     Dependence on Key Personnel. The Company is dependent on the management experience and continued services of the Company's executive offers. The loss of the services of one or more of such officers for any reason could have a material adverse effect on the Company's business. In addition, the Company's continued growth depends on its ability to attract and retain skilled employees, and on the ability of its officers and key employees to manage growth successfully.

     Competition. The Company operates in a highly competitive industry. The Company's facilities, pharmacy operations, home healthcare agencies and therapists generally operate in communities that are also served by similar facilities and agencies operated by others. Some competing facilities and agencies provide services that are not offered by the Company and some are operated by entities having greater financial and other resources and longer operating histories than the Company. In addition, some are operated by nonprofit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources that are not available to the Company. There can be no assurance that the Company will not encounter increased competition in the future that would adversely affect the Company's results of operations.

     Forward-Looking Statements. This Prospectus (including the statements incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act. Discussions containing such forward-looking statements may be found in the material set forth in the Company's annual and quarterly reports, under "Management's Discussion and Analysis of Financial Condition and Results of Operations Liquidity and Capital Resources" and "Business," as well as within this Prospectus (including the statements incorporated by reference), generally. In addition, when used in this Prospectus (including the statements incorporated by reference), the words "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements as a result of risk factors set forth above (which list may not be exhaustive) and the matters set forth in this Prospectus (including the statements incorporated by reference) generally. The Company does not undertake to publicly release any revisions to these forward-looking statements to reflect any future events or circumstances.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the shares of Common Stock covered by this Prospectus. The Company will, however, receive proceeds from the exercise of the Options in an amount equal to the number of shares of Common Stock purchased upon exercise of Options multiplied by the exercise price of such Options, the closing price on the New York Stock Exchange for the Common Stock on the date of grant of the Options. Any net proceeds to the Company resulting from the exercise of such securities may be used for general working capital purposes.

                              SELLING SHAREHOLDERS

         The persons that may offer shares of Common Stock pursuant to this Prospectus (the "Selling Shareholders") are persons that have heretofore been granted shares of Common Stock and Options pursuant to the Plan. Each of the Selling Shareholders serves as a non-employee director of the Company. All of the 120,000 shares of Common Stock of the Company offered by this Prospectus are being offered for the account of the Selling Shareholders. All of such shares are shares that may hereafter be acquired by Selling Shareholders upon the exercise of Options that have heretofore been granted to Selling Shareholders pursuant to the Plan. Selling Shareholders that are currently identifiable (i.e., that currently hold options granted pursuant to the Plan), are named in the table below. Additional Selling Stockholders may be named in one or more supplements to this Prospectus.

         The following table sets forth certain information concerning the Selling Shareholders as of the date of this Prospectus:


                                   Percentage of Common Shares
                                            Owned
                                  --------------- ---------------

                                           Number of
                          Common Shares     Shares
                          Beneficially     Offered         Before        After
   Name (1)               Owned (2)       for Resale     Offer (10)     Sale (11)
   ---------              ---------       -----------    ----------     ---------
John W. Adams               57,564         16,000(3)        *               *
Gregory S. Anderson        572,707         24,000(4)       3.4%            3.3%
Tony M. Astorga             25,000         24,000(5)        *               *
Robert G. Coo               39,199         16,000(6)        *               *
Cecil R. Mays              109,774          8,000(7)        *               *
John F. Nickoll            501,893         16,000(8)       3.0%            2.9%
Arthur J. Pasmas            18,000         16,000(9)        *               *
- ---------------

* represents less than 1%

(1) The address of each such individual is c/o Regency Health Services, Inc., 2742 Dow Avenue, Tustin, California 92780-7245.

(2) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of a given date which such person has the right to acquire within 60 days after such date.

(3)  Includes 4,000 shares of Common Stock granted  pursuant to the Plan,  6,000 shares of Common Stock issuable upon exercise of options  granted  pursuant to the Plan at an  exercise  price of $15.00 per share and 6,000  shares of
     Common Stock issuable upon exercise of options granted pursuant to the Plan at an exercise  price of $10.50 per share,  all of which may be offered for resale pursuant to this Prospectus.

(4)  Includes 6,000 shares of Common Stock granted  pursuant to the Plan,  6,000 shares of Common Stock issuable upon exercise of options  granted  pursuant to the Plan at an  exercise  price of $10.44  per  share,  6,000  shares of
     Common Stock issuable upon exercise of options granted pursuant to the Plan at an exercise  price of $15.00 per share and 6,000  shares of Common Stock issuable  upon  exercise  of  options  granted  pursuant  to the Plan at an exercise price of $10.50 per share,  all of which may be offered for resale pursuant to this Prospectus.

(5)  Includes 6,000 shares of Common Stock granted  pursuant to the Plan,  6,000 shares of Common Stock issuable upon exercise of options  granted  pursuant to the Plan at an  exercise  price of $10.44  per  share,  6,000  shares of
     Common Stock issuable upon exercise of options granted pursuant to the Plan at an exercise  price of $15.00 per share and 6,000  shares of Common Stock issuable  upon  exercise  of  options  granted  pursuant  to the Plan at an exercise price of $10.50 per share,  all of which may be offered for resale pursuant to this Prospectus.

(6)  Includes 4,000 shares of Common Stock granted  pursuant to the Plan,  6,000 shares of Common Stock issuable upon exercise of options  granted  pursuant to the Plan at an  exercise  price of $15.00 per share and 6,000  shares of
     Common Stock issuable upon exercise of options granted pursuant to the Plan at an exercise  price of $10.50 per share,  all of which may be offered for resale pursuant to this Prospectus.

(7) Includes 2,000 shares of Common Stock granted pursuant to the Plan and 6,000 shares of Common Stock issuable upon exercise of options granted pursuant to the Plan at an exercise price of $10.50 per share, all of which may be offered for resale pursuant to this Prospectus.

(8)  Includes 4,000 shares of Common Stock granted  pursuant to the Plan,  6,000 shares of Common Stock issuable upon exercise of options  granted  pursuant to the Plan at an  exercise  price of $15.00 per share and 6,000  shares of
     Common Stock issuable upon exercise of options granted pursuant to the Plan at an exercise  price of $10.50 per share,  all of which may be offered for resale pursuant to this Prospectus.

(9)  Includes 4,000 shares of Common Stock granted  pursuant to the Plan,  6,000 shares of Common Stock issuable upon exercise of options  granted  pursuant to the Plan at an  exercise  price of $15.00 per share and 6,000  shares of
     Common Stock issuable upon exercise of options granted pursuant to the Plan at an exercise  price of $10.50 per share,  all of which may be offered for resale pursuant to this Prospectus.

(10) Percentages are based upon 16,712,285 shares issued and outstanding as of May 15, 1996. All figures assume no exercise of any warrants or other outstanding options, other than with respect to those set forth for the individual persons listed in the above table, pursuant to Rule 13d-3 of the Exchange Act.

(11) Does not constitute a commitment to sell any or all of the stated number of shares of Common Stock to be registered. The number of shares to be offered shall be determined from time to time by each Selling Shareholder at his sole discretion.

                                PLAN OF DISTRIBUTION

     The Selling Shareholders are offering the shares of Common Stock for their own account and not for the account of the Company. The Company will not receive any proceeds from the sales by the Selling Shareholders.
See "Use of Proceeds."

     The shares of Common Stock offered by the Selling Shareholders may be sold from time to time by the Selling Shareholders directly to purchasers or, alternatively, may be offered from time to time through agents, brokers, dealers or underwriters, who may receive compensation in the form of concessions or commissions from the Selling Shareholders or purchasers of the shares of Common Stock (which compensation may be in excess of customary commissions). Sales of the shares of Common Stock may be made in one or more transactions through the New York Stock Exchange, otherwise in the over-the-counter market, or in privately negotiated transactions or otherwise, and such sales may be made at the market price prevailing at the time of sale, a price related to such prevailing market price or a negotiated price.

     Under the Exchange Act and the regulations thereunder, any person engaged in the distribution of the shares of Common Stock of the Company offered by this Prospectus may not simultaneously engage in market making activities with respect to the shares of Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, such Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of shares of Common Stock by the Selling Shareholders.

     To the extent required, the Company will use its best efforts to file, during any period in which offers or sales are being made, one or more supplements to this Prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this Prospectus or any material change to such information in this Prospectus.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock that may be offered hereby has been passed upon for the Company by Sidley & Austin, 555 West Fifth Street, Los Angeles, California 90013.

                                     EXPERTS

     The financial statements and schedules incorporated in this Prospectus by reference to the Annual Report on Form 10-K have been audited by Arthur Andersen LLP, public accountants, as indicated in their reports with respect thereto and are included herein in reliance upon authorities of said firm as experts in accounting and auditing.

                                       PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents which have heretofore been filed by Regency Health Services, Inc. (the "Company" or the "Registrant"), with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

(1)  The Company's Annual Report on Form 10-K for the year ended December 31,
     1995;

(2) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1996;

(3) An amendment to the Company's Quarterly Report on Form 10-Q/A for the period ended March 31, 1996;

(4)  The Company's Current Report on Form 8-K dated February 1, 1996;

(5) An amendment to the Company's Current Report on Form 8-K/A dated February 1, 1996; and

(6) The description of the Company's common stock, par value $.01 per share, set forth in the section entitled "Description of Regency Securities" in the Company's Registration Statement on Form S-4, filed with the Commission on March 4, 1994 (File No. 33-52497), including any amendment or report filed for the purpose of updating such information.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company is incorporated in the State of Delaware. Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Restated Certificate of Incorporation of the Company ("the Restated Certificate") and the Restated Bylaws of the Company ("Restated Bylaws") provide that the Company shall indemnify, defend and hold harmless any and all of its existing and former directors, advisory directors, officers and agents from and against any and all losses, claims, damages, expenses, fees or liabilities, whether joint or several, incurred by each of them including but not limited to all legal fees, judgments, penalties or amounts paid in defense, settlement or compromise, all of which may arise or be incurred, rendered or levied in any legal action or administrative proceeding brought to threatened against any of them for or on account of any action or omission while acting as a director, advisory director, officer or agent of the Company.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for such breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for authorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or
(iv) for any transactions from which the director derived an improper personal benefit. The Restated Certificate contains such a provision.

     The preceding discussion of the Restated Certificate, the Restated Bylaws and Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by the Restated Certificate, the Restated Bylaws and Section 145 of the DGCL.

Item 7.  Exemption from Registration Claimed.

     The shares of Common Stock to be reoffered or resold pursuant to this Registration Statement were, or will be, issued by the Company pursuant to restricted stock awards and options granted under the Company's Director Stock Plan prior to the filing of this Registration Statement. Such awards were granted solely to eligible participants who were non-employee directors of the Company under the exemption provided by Section 4(2) of the Act.

Item 8.  Exhibits.

     The following exhibits are filed with this Registration Statement.


     Exhibit           Description
     Number
- -------------------------------------------------------------------------
     4.1       Regency Health Services, Inc. Directors Stock
               Plan. (Incorporated by reference to the Company's
               1993 Proxy Statement dated December 10, 1993 (File
               No. 1-11144)(the "1993 Proxy Statement")).

     4.2       Form of Stock Option Agreement for the Directors Stock Plan.

     4.3 Form of Indenture, dated as of March 23, 1993 between Regency Health Services, Inc. and Chemical Trust Company of California as Indenture Trustee (Incorporated by reference to the Company's Registration Statement of Form S-1 (No. 33-53590)).

     4.4       Form of  Indenture,  dated as of  October  12,  1995,  for 9-7/8%
               Senior   Subordinated   Notes  due  2002,  among  Regency  Health
               Services, Inc., the Subsidiary Guarantors named therein
               and U.S.  Trust Company of California,
               N.A.,  as  Trustee   (Incorporated  by
               reference  to  the  Company's  Current
               Report  on Form 8-K dated  August  24,
               1995 (File No. 1-11144)).

     4.5 Voting Agreement, dated as of December 27, 1993, by and among Regency Health Services, Inc. and the stockholders named therein (Incorporated reference to the Company's and Care Enterprises, Inc.'s Joint Proxy Statement dated March 7, 1994 (the "Joint Proxy Statement")).

     4.6 Voting Agreement, dated as of December 27, 1993, by and between Care Enterprises, Inc. and the stockholders named therein (Incorporated by reference to the Joint Proxy Statement).

     4.7 Second Amended and Restated Registration Rights Agreement, dated as of January 31, 1994 among Regency Health Services, Inc., Care Enterprises, Inc. and the stockholders named therein (Incorporated by referenced to the Joint Proxy Statement).

     4.8       Registrant's Long-Terms Incentive Plan
               (Incorporated by reference to the 1993 Proxy
               Statement).

     4.9       Amendment to Regency Health Services, Inc.
               Long-Terms Incentive (Incorporated by reference to the Joint Proxy Statement).

     5.1       Opinion of Sidley & Austin.

    23.1 Consent of Sidley & Austin (Incorporated by reference to Exhibit 5.1 hereof).

    23.2       Consent of Arthur Andersen LLP.

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2)  That,  for  the  purpose  of   determining   any
          liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on the 27th day of June, 1996.


                          REGENCY HEALTH SERVICES, INC.


                            By /s/ Richard K. Matros
                               -------------------------------
                                Richard K. Matros
                                President and
                                Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                                      Title                        Date

 /s/ Richard K. Matros
- -----------------------                 President, Chief Executive
Richard K. Matros                       Officer and Director                June 24, 1996



 /s/ Bruce D. Broussard
- -----------------------                 Chief Financial Officer             June 24, 1996
Bruce D. Broussard                      (Principal Financial Officer)


 /s/ John W. Adams
- -----------------------                 Director                            June 24, 1996
John W. Adams


 /s/ Gregory S. Anderson
- -----------------------                 Director                            June 24, 1996
Gregory S. Anderson


 /s/ Tony M. Astorga
- -----------------------                 Director                            June 24, 1996
Tony M. Astorga

 /s/ Robert G. Coo
- -----------------------                 Director                            June 24, 1996
Robert G. Coo


 /s/ John F. Nickoll
- -----------------------                 Director                            June 24, 1996
John F. Nickoll


 /s/ Arthur J. Pasmas
- -----------------------                 Director                            June 20, 1996
Arthur J. Pasmas

                                        INDEX TO EXHIBITS
                                                                                                    Sequentially
       Exhibit                                                                                        Numbered
       Number                         Description
                                                                                                    Page

       4.1              Directors Stock Plan (Included as Exhibit A to the
                        Company's 1993 Proxy Statement dated December 10, 1993
                        (File No. 1-11144) (the "1993 Proxy Statement)).

       4.2              Form of Stock Option Agreement for the Directors Stock
                        Plan.

       4.3              Form of Indenture, dated as of March 23, 1993 between
                        Regency Health Services, Inc. and Chemical Trust
                        Company of California, as Indenture
                        Trustee (Included as Exhibit 4.3 to the Company's
                        Registration Statement of Form S-1 (No. 33-53590)).

       4.4              Form of  Indenture,  dated as of October 12,  1995,  for
                        9-7/8% Senior Subordinated Notes due 2002, among Regency
                        Health Services, Inc., the Subsidiary Guarantors named therein and U.S. Trust Company of California, N.A., as
                        Trustee  (Included  as  Exhibit  10.02 to the  Company's
                        Current  Report on Form 8-K dated  August 24, 1995 (File
                        No. 1-11144)).

       4.5 Voting Agreement, dated as of December 27, 1993, by and among Regency Health Services, Inc. and the stockholders named therein (Included as Exhibit 4.3 to the Company's and Care Enterprises, Inc.'s Joint Proxy Statement dated
                        March 7, 1994 (the "Joint Proxy Statement")).

       4.6 Voting Agreement, dated as of December 27, 1993, by and between Care Enterprises, Inc. and the stockholders named therein (Included as Exhibit
                        4.4 to the Joint Proxy Statement).

       4.7              Second Amended and Restated Registration Rights
                        Agreement, dated as of January 31, 1994 among Regency
                        Health Services, Inc., Care Enterprises,
                        Inc. and the stockholders named therein (Included as Exhibit 10.112 to the Joint Proxy Statement).

       4.8              Registrant's Long-Term Incentive Plan (Included as
                        Exhibit B to the 1993 Proxy Statement).

       4.9              Amendment to Regency Health Services, Inc. Long-Term
                        Incentive (Included as Exhibit 10.113 to the Joint
                        Proxy Statement).

       5.1              Opinion of Sidley & Austin.

       23.1 Consent of Sidley & Austin (Incorporated by reference to Exhibit 5.1 hereof).

       23.2             Consent of Arthur Andersen LLP.

